AMENDMENT TO THE
                    ARTICLES OF INCORPORATION
                                OF
                  CLARKS FORK OIL COMPANY, INC.
       (NAME CHANGED HEREIN TO CLARKS FORK OIL & GAS, INC.)

     WHEREAS, there was issued by the Secretary of State a Charter dated February 25, 1981, constituting and creating Clarks Fork Oil Company, Inc., a corporation organized under the laws of Michigan with its principal place of business in Cadillac, Michigan, and a capital stock of One Hundred
Thousand Dollars ($100,000.00), divided into One Hundred Thousand
(100,000) shares of a par value of one dollar ($1.00) each, empowering it to engage in the business of mining, drilling, exploration and development of natural resources.
     The undersigned, President and Secretary of CLARKS FORK OIL COMPANY, INC. hereby certify that ten (10) days notice was given each shareholder by mail or personal contact, of the meeting of the shareholders which was held on January 21, 1985, which notice stated the time and place of the meeting and the purpose thereof.
     And, further, that the meeting was duly held pursuant to such notice. At the time of the meeting there were 1,000 shares outstanding and entitled to vote, 1,000 shares present in person or by proxy and that 1,000 shares voted in favor of, no shares voting against, amending the Articles of Incorporation as follows:
     That Article I, be amended and changed to read as follows:
     Name:     The name of the Corporation (hereinafter called Corporation) is
                     CLARKS FORK OIL & GAS, INC.
     That Article III be amended and changed to read as follows:
     Shares: The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of 0.001 par value common stock.
     And, further, that Article V be amended and changed to list the current directors of the Corporation as follows:

NAMES AND RESPECTIVE ADDRESSES OF THE DIRECTORS.
          NAME                    ADDRESS
          Cynthia Brown       3760 South Highland Drive
                                         Suite 407
                                         Salt Lake City, Utah 84106
          David R. Yeaman  3760 South Highland Drive
                                         Suite 407
                                         Salt Lake City, Utah 84106
          R.W. McKamy       P.O. Box 2214
                                         Billings, Montana 59103
     And further, your petitioners certify that they have complied in all respects with the provisions of Act 284, Public Acts of 1972, the Business Corporation Act of Michigan.
     WHEREFORE, they pray that the Articles of Incorporation of CLARKS FORK OIL COMPANY, INC. be so amended.
DATED this 21st day of January 1985.

                              /s/ R.W. McKamy
                              R.W. McKamy, - President

/s/ Cynthia Brown
Cynthia Brown - Secretary

STATE OF UTAH  )
                                : ss
County of Salt Lake )

     On this 21st day of January 1985, before me, a notary public, personally appeared R.W. McKamy and Cynthia Brown known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.

Residing at:   Salt Lake City, Utah
My Commission Expires:   April 28, 1989
/s/ David R. Yeaman
David R. Yeaman, Notary Public